SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Soliciting Material Under Rule 14a-12
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials

Investors Title Company
(Name of Registrant as Specified In Its Charter)
——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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121 North Columbia Street, Chapel Hill, North Carolina 27514
(919) 968-2200

April 13, 2006

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Investors Title Company to be held at The Siena Hotel, 1505 East Franklin Street, Chapel Hill, North Carolina on Wednesday, May 17, 2006 at 11:00 a.m. EDT.

The Annual Meeting will begin with a review of the activities of the Company for the past year and a report on current operations during the first quarter of 2006, followed by discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

The Board of Directors of the Company unanimously recommends that you vote FOR the election of the directors nominated to serve until the Annual Meeting of Shareholders in 2009.

I urge you to review the Proxy Statement, sign and date the enclosed proxy card, and return it promptly in the enclosed postage-paid envelope.

Cordially,

J. Allen Fine
Chief Executive Officer

121 North Columbia Street, Chapel Hill, North Carolina 27514
(919) 968-2200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2006

The Annual Meeting of the Shareholders of Investors Title Company will be held at The Siena Hotel, 1505 East Franklin Street, Chapel Hill, North Carolina, on Wednesday, May 17, 2006 at 11:00 a.m. EDT, for the following purposes:

(1)	To elect three directors for three-year terms or until their successors are elected and qualified; and

(2)	To consider any other business that may properly come before the meeting.

Shareholders of record of Common Stock of the Company at the close of business on April 3, 2006 are entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors:

W. Morris Fine
Secretary

IMPORTANT - Your proxy card is enclosed. You can vote your shares by completing and returning your proxy card in the enclosed postage-paid envelope. Whether or not you expect to be present at the meeting, please review the Proxy Statement and promptly vote in order to assist the Company in keeping down the expenses of the meeting. You can revoke your proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement.

TABLE OF CONTENTS

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF
INVESTORS TITLE COMPANY
To Be Held on May 17, 2006

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Investors Title Company of proxies to be voted at the Annual Shareholders’ Meeting to be held at The Siena Hotel, 1505 East Franklin Street, Chapel Hill, North Carolina, on May 17, 2006 at 11:00 a.m. EDT, and at all adjournments thereof. Shareholders of record at the close of business on April 3, 2006 are entitled to notice of and to vote at the meeting and any adjournments thereof.

Proxy Solicitation by the Board of Directors. The solicitation of proxies is made on behalf of the Company’s Board of Directors and will be made either by mail or, as described below, by electronic delivery. The cost of solicitation of proxies will be borne by the Company. Copies of proxy materials and the Annual Report for 2005 will be provided to brokers, dealers, banks and voting trustees or their nominees for the purpose of soliciting proxies from the beneficial owners, and the Company will reimburse these record holders for their out-of-pocket expenses.

Submitting and Revoking a Proxy. If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy FOR the election of the director nominees set forth herein. In addition, if other matters are properly presented for voting at the meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. The Company has not received notice of other matters that may be properly presented for voting at the meeting.

To ensure that your vote is recorded properly, please vote your shares as soon as possible, even if you plan to attend the meeting in person.  Each proxy executed and returned by a shareholder may be revoked at any time thereafter except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Shareholders with shares registered directly in their names may revoke their proxy by (1) sending written notice of revocation to the Corporate Secretary, P.O. Box 2687, Chapel Hill, North Carolina 27515-2687, (2) submitting a subsequent proxy or (3) voting in person at the meeting. Attendance at the meeting will not by itself revoke a proxy. A shareholder wishing to change his or her vote who holds shares through a bank, brokerage firm or other nominee must contact the record holder.

Voting Securities. On April 3, 2006, the Company had a total of 2,843,476 shares of Common Stock outstanding, its only class of issued and outstanding capital stock. Of these shares, 2,547,415 shares are entitled to one vote per share and 296,061 shares are held by a subsidiary of the Company and, pursuant to North Carolina law, are not entitled to vote. A majority of the shares entitled to vote at the meeting, represented at the meeting in person or by proxy, will constitute a quorum.

Annual Report to Shareholders. An Annual Report of the Company for the calendar year 2005 including financial statements and the independent registered public accounting firms’ opinions, along with the Notice of Annual Meeting, Proxy Statement and proxy card, are being first mailed to the Company’s shareholders on or about April 13, 2006.

Electronic Delivery of Proxy Materials. The Notice of Annual Meeting and Proxy Statement and the Company’s 2005 Annual Report (the “Proxy Materials”) are available online to certain shareholders that have arranged through their broker to receive the Proxy Materials electronically. Shareholders that hold their shares in a brokerage account may have the opportunity to receive future Proxy Materials electronically. Please contact your broker for information regarding the availability of this service.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and all persons who beneficially own more than 10% of the Company’s securities to file reports with the Securities and Exchange Commission with respect to beneficial ownership of Company securities. Based solely upon a review of copies of the filings that the Company received with respect to the fiscal year ended December 31, 2005, or written representations from certain reporting persons, the Company believes that all reporting persons filed all reports required by Section 16(a) in a timely manner, except that J. Allen Fine, Chief Executive Officer of the Company, inadvertently filed a Form 4 covering the exercise of stock options nine days late on May 20, 2005.

General Information. A copy of the Company’s 2005 Annual Report and Form 10-K filed with the Securities and Exchange Commission, excluding exhibits, can be obtained without charge by contacting Investor Relations at investorrelations@invtitle.com or P.O. Box 2687, Chapel Hill, North Carolina 27515-2687.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics
The Company has a Code of Business Conduct and Ethics that is applicable to all of the Company’s employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. This Code addresses a variety of issues, including conflicts of interest, the protection of confidential information, insider trading, and employment practices. It also requires strict compliance with all laws, rules and regulations governing the conduct of the Company’s business.

The Code of Business Conduct and Ethics is posted in the Corporate Governance area of the Investor Relations section of the Company’s website at www.invtitle.com. The Company intends to disclose future amendments to or waivers from the Code of Business Conduct and Ethics on its website within two business days after such amendment or waiver.

Shareholder Communications with Directors
Shareholders can communicate with members of the Company’s Board of Directors in one of two ways. Shareholders may mail correspondence to the attention of the Corporate Secretary, P.O. Box 2687, Chapel Hill, North Carolina 27515-2687. Any correspondence sent via mail should clearly indicate that it is a communication intended for the Board of Directors. Shareholders may also use electronic mail to contact the Board of Directors at boardofdirectors@invtitle.com. The Corporate Secretary regularly monitors this email account. Any communication that is intended for a particular Board member or committee should clearly state the intended recipient.

The Corporate Secretary will review all communications sent to the Board of Directors via mail and email and will forward all communications concerning Company or Board matters to the Board members within five business days of receipt. If a communication is directed to a particular Board member or committee, it will be passed on only to that member or the members of that committee; otherwise, relevant communications will be forwarded to all Board members.

Independent Directors
The Board of Directors has determined that the following directors are independent directors within the meaning of the applicable listing standards of The NASDAQ Stock Market (“NASDAQ”) and the Company’s Board of Director Independence Standards: Mr. Francis, Mr. Harrell, Mr. Johnson, Mr. King, Mr. Morton and Mr. Parker. The Board of Director Independence Standards can be found on the Investor Relations section of the Company’s website at www.invtitle.com under the heading “Corporate Governance.”

Executive Sessions
Executive sessions that include only the independent members of the Board of Directors are held regularly.

Compensation Committee Interlocks and Insider Participation
In 2005, James R. Morton, Loren B. Harrell, Jr. and A. Scott Parker III served as the members of the Compensation Committee. None of these directors have ever been officers or employees of the Company or any of its subsidiaries. During 2005, none of the executive officers of the Company served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Board of Directors of the Company or its Compensation Committee.

Board of Directors and Committees
During the year ended December 31, 2005, the Board of Directors held four meetings. All incumbent directors and nominees attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served. The Company expects each of its directors to attend the Annual Meeting of Shareholders unless an emergency prevents them from attending. All of the Board members were present at the 2005 Annual Meeting.

The Company’s Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating Committee.

The Audit Committee. In 2005, the Audit Committee was composed of David L. Francis, R. Horace Johnson and H. Joe King, Jr. William J. Kennedy III, who did not stand for re-election at the 2005 Annual Meeting of Shareholders, was a member of the Audit Committee from January 1, 2005 to May 18, 2005. The Audit Committee met eight times in 2005.

The Audit Committee is directly responsible for hiring, dismissing, compensating and overseeing the Company’s independent registered public accounting firm and reviewing the scope of the annual audit proposed by the independent registered public accounting firm. In addition, the Committee reviews and approves all related party transactions and periodically consults with the independent registered public accounting firm on matters relating to internal financial controls and procedures. Finally, the Committee is responsible for establishing and administering complaint procedures related to accounting and auditing matters.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Exhibit A. The written charter of the Audit Committee can also be found under the Committee heading of the Corporate Governance area of the Investor Relations section of the Company’s website at www.invtitle.com. The Audit Committee reviews and assesses the adequacy of the charter on an annual basis.

The Board of Directors has determined that each member of the Company's Audit Committee is “independent” as defined under applicable NASDAQ listing standards and SEC rules. The Board of Directors has also determined that all of the current Audit Committee members—Mr. Francis, Mr. Johnson and Mr. King—are “audit committee financial experts” as defined under applicable SEC rules. The formal report of the Audit Committee for 2005 follows under the caption “Audit Committee Report.”

The Compensation Committee. In 2005, the Compensation Committee was composed of James R. Morton, Loren B. Harrell, Jr. and A. Scott Parker III. The Compensation Committee met two times in 2005.

The Compensation Committee determines, or recommends to the Board of Directors for determination, salaries, bonuses and other compensation of all executive officers of the Company. The Committee also serves as the Option Committee of the Board of Directors, which reviews, approves and administers the Company’s stock option plans.

The Compensation Committee operates under a written charter that can be found under the Committee heading of the Corporate Governance area of the Investor Relations section of the Company’s website at www.invtitle.com.

The Board of Directors has determined that each member of the Company’s Compensation Committee is “independent” as defined under applicable NASDAQ listing standards. The formal report of the Compensation Committee for 2005 follows under the caption “Compensation Committee Report.”

The Nominating Committee. In 2005, the Nominating Committee was composed of David L. Francis, H. Joe King, Jr. and James R. Morton. The Nominating Committee met once in 2005.

The Nominating Committee operates under a written charter that can be found under the Committee heading of the Corporate Governance area of the Investor Relations section of the Company’s website at www.invtitle.com.

The Board of Directors has determined that each member of the Company’s Nominating Committee is “independent” as defined under applicable NASDAQ listing standards.

The Nominating Committee is responsible for identifying, evaluating and recommending to the Board of Directors candidates for election to the Board of Directors. A slate of nominees for director to present to the shareholders is recommended to the Board of Directors by the Nominating Committee and determined by at least a majority vote of the members of the Board of Directors whose terms do not expire during the year in which the election of directors will occur.

The Nominating Committee considers a variety of factors before recommending a new director nominee or the continued service of existing Board members. At a minimum, the Nominating Committee believes that a director nominee must demonstrate character and integrity, have an inquiring mind, possess substantial experience at a strategy or policy setting level, demonstrate an ability to work effectively with others, possess either high-level managerial experience in a relatively complex organization or experience dealing with complex problems, have sufficient time to devote to the affairs of the Company and be free from conflicts of interest with the Company and its subsidiaries.

Other factors the Nominating Committee considers when evaluating a potential director nominee are:

1.	Whether the candidate would assist in achieving a diverse mix of Board members;

2.	The extent of the candidate’s business experience, technical expertise, and specialized skills or experience;

3.	Whether the candidate, by virtue of particular experience relevant to the Company's current or future business, will add specific value as a Board member; and

4.	Any other factors related to the ability and willingness of a candidate to serve, or an incumbent director to continue his or her service to, the Company.

The Nominating Committee believes that a majority of the members of the Company’s Board of Directors should be independent as defined under applicable NASDAQ listing standards and, as a result, it also considers whether a potential director nominee is independent under such standards. The Committee also requires that all members of the Audit Committee be financially literate pursuant to applicable NASDAQ listing standards and that at least one member of the Audit Committee be an “audit committee financial expert” as defined under SEC rules. Therefore, the Nominating Committee considers whether a potential director nominee meets these criteria when evaluating his or her qualifications.

It is the policy of the Nominating Committee to consider all director candidates recommended by shareholders, provided that such recommendations are made in accordance with the procedures outlined below. The Nominating Committee evaluates such candidates in accordance with the same criteria it uses to evaluate all other director candidates.

Any shareholder that wishes to recommend a director candidate to be considered for the 2007 Annual Meeting of Shareholders should send his or her recommendation to the attention of the Corporate Secretary, Investors Title Company, P.O. Box 2687, Chapel Hill, North Carolina 27515-2687, no later than December 14, 2006. The candidate’s name, age, business address, residential address, principal occupation, qualifications and the number of shares of Common Stock beneficially owned by the candidate must be provided with the recommendation. The shareholder must also provide a signed consent of the candidate to serve, if elected, as a director of the Company, and shall include all other information that would be required under the rules of the SEC in the proxy statement soliciting proxies for election of the director candidate.

Compensation of Directors
Directors who are not employees of the Company receive an annual retainer for Board services of $3,000 and an attendance fee of $1,500 for each meeting of the Board of Directors attended, in addition to actual travel expenses related to the meetings. Directors receive a $500 fee for participating in a committee meeting provided that the committee meeting is held on a day other than the regularly scheduled board meeting date. The Audit Committee Chairperson receives an additional annual retainer of $500 upon election to that position. Directors who are employees of the Company are paid no fees or other remuneration for service on the Board or on any Board committee. All employees and directors of the Company receive a 25% discount on services provided by Investors Trust Company, a wholly-owned subsidiary of the Company that provides investment management and trust services. During 2005, Mr. Harrell received a $2,927 discount on such services.

On May 18, 2005, each non-employee director of the Company was granted a Nonqualified Stock Option under the Company’s 2001 Stock Option and Restricted Stock Plan, exercisable for 500 shares at $36.79 per share. These options were immediately exercisable and will expire on May 18, 2015.

Stock Ownership of Executive Officers and Certain Beneficial Owners
The following table indicates the persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company’s Common Stock as of April 3, 2006.

	Amount and Nature
Name and Address of Beneficial Owner	of Beneficial Ownership	Percent of Class
Markel Corporation	230,350 (1)	8.10%
4521 Highwoods Parkway, Glen Allen, Virginia 23060

J. Allen Fine	195,675 (2)	6.88%
121 N. Columbia Street, Chapel Hill, North Carolina 27514

W. Morris Fine	178,501 (3)	6.27%
121 N. Columbia Street, Chapel Hill, North Carolina 27514

James A. Fine, Jr.	177,848 (4)	6.25%
121 N. Columbia Street, Chapel Hill, North Carolina 27514

(1)
The information included in the above table is based solely on Amendment No. 3 to Schedule 13G filed with the SEC on February 10, 2006. This amount includes 17,050 shares over which Markel Corporation has shared dispositive power.

(2)
This includes 1,600 shares of Common Stock that Mr. Fine has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of April 3, 2006. Additionally, this includes 151,099 shares held by a limited liability company of which Mr. Fine is the manager and possesses sole voting and investment power with respect to such shares.

(3)
This includes 2,000 shares of Common Stock that Mr. Fine has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of April 3, 2006. Additionally, this includes 95,000 shares held by a limited partnership of which Mr. Fine is a general partner and shares joint voting power over such shares with James A. Fine, Jr., such shares also being reflected in James A. Fine, Jr.’s beneficially owned shares, and 4,052 shares held by family members.

(4)
This includes 2,000 shares of Common Stock that Mr. Fine has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of April 3, 2006. Additionally, this includes 95,000 shares held by a limited partnership of which Mr. Fine is a general partner and shares joint voting power over such shares with W. Morris Fine, such shares also being reflected in W. Morris Fine’s beneficially owned shares, and 1,961 shares held by family members.

The table below sets forth the shares of the Company’s Common Stock beneficially owned as of April 3, 2006 by each director and nominee for director, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group.

	Amount and Nature
Name of Beneficial Owner	of Beneficial Ownership	Percent of Class
J. Allen Fine	195,675(1)	6.88%
W. Morris Fine	178,501(2)	6.27%
James A. Fine, Jr.	177,848(3)	6.25%
A. Scott Parker III	80,871(4)	2.84%
David L. Francis	49,666(5)	1.74%
James R. Morton	21,415(6)	*
H. Joe King, Jr.	21,976(7)	*
Loren B. Harrell, Jr.	4,500(6)	*
R. Horace Johnson	600(8)	*
All Directors and Executive
Officers as a Group (9 persons)	731,052(9)	25.46%

*Represents less than 1%

(1)
This includes 1,600 shares of Common Stock that Mr. Fine has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of April 3, 2006. Additionally, this includes 151,099 shares held by a limited liability company of which Mr. Fine is the manager and possesses sole voting and investment power with respect to such shares.

(2)
This includes 2,000 shares of Common Stock that Mr. Fine has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of April 3, 2006. Additionally, this includes 95,000 shares held by a limited partnership of which Mr. Fine is a general partner and shares joint voting power over such shares with James A. Fine, Jr., such shares also being reflected in James A. Fine, Jr.’s beneficially owned shares, and 4,052 shares held by family members.

(3)
This includes 2,000 shares of Common Stock that Mr. Fine has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of April 3, 2006. Additionally, this includes 95,000 shares held by a limited partnership of which Mr. Fine is a general partner and shares joint voting power over such shares with W. Morris Fine, such shares also being reflected in W. Morris Fine’s beneficially owned shares, and 1,961 shares held by family members.

(4)
This total includes 4,000 shares of Common Stock that Mr. Parker has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of April 3, 2006.  Additionally, this total includes 3,266 shares held by his wife.

(5)
This total includes 4,500 shares of Common Stock that Mr. Francis has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of April 3, 2006. This total also includes 1,000 shares held by his wife.

(6)	This total includes 4,500 shares of Common Stock available for purchase under stock options that are presently exercisable or are exercisable within 60 days of April 3, 2006.

(7)
This total includes 4,500 shares of Common Stock that Mr. King has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of April 3, 2006. This total also includes 700 shares held by his wife.

(8)	This total includes 500 shares of Common Stock that Mr. Johnson has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of April 3, 2006.

(9)
This total includes 28,100 shares of Common Stock that all officers and directors, as a group, have the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of April 3, 2006.

PROPOSALS REQUIRING YOUR VOTE

Election of Directors

The Company’s Board of Directors is composed of 9 members divided into three classes with staggered terms of three years for each class. Based on the recommendations of the Nominating Committee, the Board of Directors has nominated James A. Fine, Jr., H. Joe King, Jr. and James R. Morton for re-election to serve for a three-year period or until their respective successors have been elected and qualified.

The nominees will be elected if they receive a plurality of the votes cast for their election. Broker non-votes and abstentions will be counted for purposes of establishing a quorum, but will not be counted in the election of directors and therefore will not affect the election results if a quorum is present. It is the intention of the persons named as proxies in the accompanying proxy card to vote all shares represented by proxy for the three nominees listed below, unless the authority to vote is withheld. If any of the nominees should withdraw or otherwise become unavailable for reasons not presently known, the shares represented by proxy will be voted for three nominees including such substitutions as shall be designated by the Board of Directors. The shares represented by proxy in no event will be voted for more than three persons.

The Board unanimously recommends that you vote “FOR” the election of the directors nominated to serve until the Annual Meeting of Shareholders in 2009.

Information Regarding Nominees for Election as Directors
		Served as	Term
		Director	to
Name	Age	Since	Expire
James A. Fine, Jr.	43	1997	2009
H. Joe King, Jr.	73	1983	2009
James R. Morton	68	1985	2009

James A. Fine, Jr. is President, Chief Financial Officer and Treasurer of the Company, Executive Vice President, Chief Financial Officer and Treasurer of Investors Title Insurance Company, Executive Vice President and Chief Financial Officer of Northeast Investors Title Insurance Company, Executive Vice President of Investors Title Management Services, Inc., President of Investors Title Exchange Corporation and Investors Title Accommodation Corporation, and Chief Executive Officer of Investors Trust Company and Investors Capital Management Company. Additionally, Mr. Fine serves as Chairman of the Board of Investors Title Accommodation Corporation. Investors Title Insurance Company, Northeast Investors Title Insurance Company, Investors Title Management Services, Inc., Investors Title Exchange Corporation, Investors Title Accommodation Corporation, Investors Capital Management Company and Investors Trust Company are all wholly owned subsidiaries of the Company. Mr. Fine is the son of J. Allen Fine, Chief Executive Officer and Chairman of the Board of the Company, and brother of W. Morris Fine, Executive Vice President and Secretary of the Company.

H. Joe King, Jr. retired as President and Chairman of the Board of Home Federal Savings & Loan Association in Charlotte, North Carolina and its parent company, HFNC Financial Corporation, in 1998, where he had been employed since 1962.

James R. Morton was President of J. R. Morton Associates from 1968 until he retired in 1988. He is currently President of TransCarolina Corporation.

Information Regarding Directors Continuing in Office

		Served as	Term
		Director	to
Name	Age	Since	Expire
J. Allen Fine	71	1973	2007
David L. Francis	73	1982	2007
A. Scott Parker III	62	1998	2007
W. Morris Fine	39	1999	2008
Loren B. Harrell, Jr.	57	1996	2008
R. Horace Johnson	61	2005	2008

J. Allen Fine was the principal organizer of Investors Title Insurance Company and has been Chairman of the Board of the Company, Investors Title Insurance Company, and Northeast Investors Title Insurance Company since their incorporation. Mr. Fine served as President of Investors Title Insurance Company until February 1997, when he was named Chief Executive Officer. Additionally, Mr. Fine serves as Chief Executive Officer of the Company and Northeast Investors Title Insurance Company, and Chairman of the Board of Investors Title Exchange Corporation, Investors Capital Management Company and Investors Trust Company. Investors Title Insurance Company, Northeast Investors Title Insurance Company, Investors Title Exchange Corporation, Investors Title Accommodation Corporation, Investors Capital Management Company and Investors Trust Company are all wholly owned subsidiaries of the Company. Mr. Fine is the father of James A. Fine, Jr., President, Chief Financial Officer and Treasurer of the Company, and W. Morris Fine, Executive Vice President and Secretary of the Company.

David L. Francis retired in 1997 as the President of Marsh Mortgage Company, a mortgage banking firm, and Marsh Associates, Inc., a property management company, where he had been employed since 1963. He serves on the Board of Directors of First Landmark, a Charlotte real estate and property management firm, and is General Partner of the Francis Family Limited Partnership.

A. Scott Parker III founded Today’s Home, Inc. in 1975 and has been President of that company since its incorporation. Today’s Home, Inc. manufactures lamps and wall decor for the lodging, hospitality and healthcare industries. He is also managing member of Parker-Jones-Kemp LLC and Greenham Investments, LLC, developers of furniture showroom properties to the trade.

W. Morris Fine is Executive Vice President and Secretary of the Company, President and Chief Operating Officer of Investors Title Insurance Company and Northeast Investors Title Insurance Company, President and Chairman of the Board of Investors Title Management Services, Inc., Vice President of Investors Title Exchange Corporation and Investors Title Accommodation Corporation, and Chief Financial Officer and Treasurer of Investors Trust Company and Investors Capital Management Company. Investors Title Insurance Company, Northeast Investors Title Insurance Company, Investors Title Management Services, Inc., Investors Title Exchange Corporation, Investors Title Accommodation Corporation, Investors Capital Management Company and Investors Trust Company are all wholly owned subsidiaries of the Company. Mr. Fine is the son of J. Allen Fine, Chief Executive Officer and Chairman of the Board of the Company, and brother of James A. Fine, Jr., President, Chief Financial Officer and Treasurer of the Company.

Loren B. Harrell, Jr. organized SoftPro Corporation in 1984 and served as President and CEO from 1984 until his retirement in 2003. SoftPro Corporation is now a wholly owned subsidiary of Fidelity National Financial, Inc. SoftPro specializes in the research and development of software utilized by law firms, title companies, title insurance agents and lending institutions in the title insurance industry.

R. Horace Johnson retired in 2004 as managing partner of the Raleigh, North Carolina office of Ernst and Young, a public accounting firm, where he had been employed since 1967. During this period, Mr. Johnson served in many firm leadership roles including serving as the managing partner for the North Carolina practice for three years and on the operating committee of the Carolinas practice for five years. He also maintained an active client service role during the 25 years he served as partner. Mr. Johnson serves on the Board of Advisors of Wilmington Pharmaceuticals, LLC, a pharmaceutical development company and is member-manager of Lucky 6, LLC, an early stage investment company. He also serves on the Board of the following non-profit corporations: North Carolina Citizens for Business and Industry, NC Museum of History Associates, Wake Education Partnership and Council for Entrepreneurial Development.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On September 24, 2004, the Audit Committee of the Board of Directors appointed Dixon Hughes PLLC as the Company’s independent registered public accounting firm to audit the consolidated financial statements for 2004 and 2005 and approved the terms of its engagement. Dixon Hughes PLLC replaced Deloitte & Touche LLP. Also, effective September 24, 2004, the Committee dismissed Deloitte & Touche LLP.

In connection with Deloitte & Touche LLP's audits during the two years ended December 31, 2002 and 2003, and through the date of the Audit Committee's action dismissing Deloitte & Touche LLP, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte & Touche LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements. During 2002 and 2003, and through the date of the Audit Committee's action dismissing Deloitte & Touche LLP, there were no "reportable events" requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.

Deloitte & Touche LLP's audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2002 and December 31, 2003, and the subsequent interim period through the date of the Company's appointment of Dixon Hughes PLLC on September 24, 2004, neither the Company nor anyone on its behalf consulted with Dixon Hughes PLLC regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

The Audit Committee selected Dixon Hughes PLLC as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2006. Dixon Hughes PLLC served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005 and its representatives are expected to attend the 2006 Annual Meeting of Shareholders and to be available to respond to appropriate questions. They will have the opportunity to make a statement if they wish to do so.

Independent Auditor Audit and Non-Audit Fees

Aggregate fees for professional services rendered by the Company’s principal accounting firm, Dixon Hughes PLLC, for the years ended December 31, 2005 and 2004 are set forth below.

	2005	2004
Audit Fees (1)	$159,350	$152,250
Audit-Related Fees (2)	6,146	-
Tax Fees (3)	29,961	28,200
All Other Fees	-	-
Total Fees	$195,457	$180,450

(1)
Audit fees consisted of the audit of the Company’s financial statements, reviews of the Company’s quarterly financial statements and services rendered in connection with statutory and regulatory filings.

(2)	Audit-related fees consisted of fees related to compliance with regulatory and statutory filings.

(3)	Tax fees consisted primarily of tax compliance services.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy for pre-approving all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm.

Each year, the Audit Committee pre-approves independent registered public accounting firm services and associated fee ranges within the categories of Audit Services, Audit-Related Services, Tax Services and Other Services.

Throughout the year, circumstances may arise that require the engagement of the independent registered public accounting firm for additional services that were not contemplated by the existing pre-approval categories. In that case, the Audit and Non-Audit Services Pre-Approval Policy requires specific approval by the Audit Committee of such services before engaging the independent registered public accounting firm. To ensure the prompt handling of such matters, the Audit Committee has granted pre-approval authority to its Chair. The Chair reports any pre-approval decisions made at the next Audit Committee meeting.

During 2005 and 2004, none of the services provided by the Company’s independent registered public accounting firm under the categories Audit-Related Services, Tax Services and Other Services described above were approved by the Audit Committee after such services were rendered pursuant to the de minimis exception established under SEC regulations.

Audit Committee Report

The Audit Committee is directly responsible for appointing, compensating and overseeing the work of the Company’s independent registered public accounting firm. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

The Company’s independent registered public accounting firm provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” that describes all relationships between the Company and its independent registered public accounting firm that might bear on the firm’s independence. The Audit Committee discussed with the independent registered public accounting firm any relationships that may have an impact on its objectivity and independence. Finally, the Audit Committee considered whether the independent registered public accounting firm’s performance of services, other than audit services, is compatible with maintaining the independence of the independent registered public accounting firm.

The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of the Company as of and for the year ended December 31, 2005. The Audit Committee discussed with the independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee reviewed with the independent registered public accounting firm its audit plans, audit scope and identification of audit risks.

Based on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

H. Joe King, Jr., Chairman
David L. Francis
R. Horace Johnson

EXECUTIVE COMPENSATION

Summary Compensation Table
Shown below is information concerning the annual compensation for the fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003 for the Company’s Chief Executive Officer and its other executive officers, other than the CEO, who earned more than $100,000 in salary and bonus during 2005.

		Annual Compensation
Name and				All Other
Principal		Salary	Bonus	Compensation
Position	Year	($)	($)	($)

J. Allen Fine	2005	265,917	370,000	191,495	(1)
Chief Executive	2004	258,250	250,000	164,702
Officer	2003	250,834	200,000	17,675

James A. Fine, Jr.	2005	212,833	355,000	177,543	(2)
President and Chief	2004	206,000	250,000	151,425
Financial Officer	2003	200,000	200,000	23,079

W. Morris Fine	2005	212,833	350,000	176,043	(3)
Executive Vice	2004	206,000	250,000	152,518
President	2003	200,000	200,000	23,079

(1)
Total represents $16,800 Company contributions to Simplified Employee Pension Plan, $720 Company-paid life insurance premiums, $139,902 Company contributions under the Non-Qualified Supplemental Retirement Benefit Plan, and $34,073 Company contributions under the Non-Qualified Deferred Compensation Plan.

(2)
Total represents $16,800 Company contributions to Simplified Employee Pension Plan, $1,233 Company-paid life insurance premiums, $5,960 Company-paid health insurance premiums, $124,923 Company contributions under the Non-Qualified Supplemental Retirement Benefit Plan, and $28,627 Company contributions under the Non-Qualified Deferred Compensation Plan.

(3)
Total represents $16,800 Company contributions to Simplified Employee Pension Plan, $1,233 Company-paid life insurance premiums, $5,960 Company-paid health insurance premiums, $123,823 Company contributions under the Non-Qualified Supplemental Retirement Benefit Plan, and $28,227 Company contributions under the Non-Qualified Deferred Compensation Plan.

Executive Employment Agreements

Investors Title Insurance Company (“ITIC”), a wholly owned subsidiary of the Company, entered into an employment agreement with J. Allen Fine effective November 2003, as amended June 2004. The initial term of this agreement is five years and, on the first day of each calendar month, the term is extended one additional month so that at all times the term is five years, unless terminated sooner pursuant to the agreement. Under the agreement, Mr. Fine is entitled to a base salary of not less than $259,500 per year, subject to increase (as determined by the compensation committee of ITIC’s Board of Directors, subject to the approval of the Compensation Committee of the Company’s Board of Directors) and may
also receive discretionary cash bonuses (subject to the approval of the Compensation Committee of the Company’s Board of Directors). In the event of a change in control of ITIC or the Company (as defined in the agreement), Mr. Fine’s base salary in effect at such time will double. Under the agreement, ITIC also agrees to make quarterly contributions on Mr. Fine's behalf to a Non-Qualified Supplemental Retirement Benefit Plan in an amount equal to 22% of his base salary and bonus for the quarter for a minimum of 20 calendar quarters. In the event Mr. Fine’s employment terminates before ITIC makes such contributions for 20 quarters, the agreement provides that ITIC will make a lump sum payment to Mr. Fine equal to the deficiency. The agreement also contains provisions relating to protection of the confidential information of ITIC and its parent, subsidiaries and affiliates and prohibits Mr. Fine from competing with any such party in the State of North Carolina, or soliciting the employees of any such party, while employed by ITIC and for a period of two years following termination of his employment.

Pursuant to Mr. Fine’s employment agreement, he receives certain payments and benefits, described generally below, in the event of the termination of his employment. If Mr. Fine’s employment is terminated due to his death, disability or retirement (following his 70th birthday), he is entitled to receive, among other things, his then current base salary for three years, three times his average bonus compensation during the preceding three years, accrued benefits under the Non-Qualified Supplemental Retirement Benefit Plan and Non-Qualified Deferred Compensation Plan, accelerated vesting in full of all his stock options, continued participation in the Company’s health insurance plans by him and his wife at no expense until his death or, if later, his wife’s death, and continued participation in the Company’s health insurance plans by his dependent children at no expense until any such children are no longer dependent.

If ITIC terminates Mr. Fine’s employment other than for “cause” (as defined in the agreement) or if ITIC materially breaches the agreement and Mr. Fine terminates his employment as a result thereof, Mr. Fine is entitled to receive, among other things, his then current base salary for a period of five years, five times his average bonus compensation during the preceding three years, accrued benefits under the Non-Qualified Supplemental Retirement Benefit Plan and Non-Qualified Deferred Compensation Plan, accelerated vesting in full of all his stock options and the continued health insurance coverage as described above.

If Mr. Fine terminates his employment because of a “change in control” (as defined in the agreement) of the Company or ITIC, he is entitled to receive, among other things, payments equal to 2.99 times his then base salary, 2.99 times his average bonus compensation during the preceding three years, and accrued benefits under the Non-Qualified Supplemental Retirement Benefit Plan and Non-Qualified Deferred Compensation Plan, as well as accelerated vesting in full of all his stock options and the continued health insurance coverage as described above. If any portion of these payments and benefits, or payments and benefits under any other plan, agreement or arrangement, would constitute an “excess parachute payment” for purposes of the Internal Revenue Code, such payments and benefits payable under the agreement will be reduced until no portion thereof would fail to be deductible by reason of being “an excess parachute payment.”

ITIC entered into substantially identical employment agreements with James A. Fine, Jr. and W. Morris Fine also effective November 2003 and amended June 2004, except that (1) the minimum base salary for each of James A. Fine, Jr. and W. Morris Fine as provided in each of their employment agreements is $207,000 per year, (2) each of them will be eligible to receive retirement benefits under their agreements after age 50, rather than age 70, and (3) each of their agreements provides for the transfer at their option, following a termination of employment under certain circumstances, of any life insurance policies owned by the Company on their lives.

Non-Qualified Supplemental Retirement Benefit Plan
The Company’s Compensation Committee adopted a Non-Qualified Supplemental Retirement Benefit Plan of the Company’s wholly owned subsidiary, Investors Title Insurance Company, in November 2003. This plan is an unfunded defined contribution plan designed to provide additional retirement benefits on a tax deferred basis for select management or highly compensated employees. Participants in the plan are determined by the Compensation Committee and currently only the executive officers named in the Summary Compensation Table participate. The rights of the participants are those of general, unsecured creditors.

Under the Non-Qualified Supplemental Retirement Benefit Plan, beginning in January 2004, ITIC makes quarterly hypothetical contributions to each participant’s account under the plan equal to 22% of the participant’s salary and bonus compensation during the quarter. Once ITIC has contributed this amount for 20 quarters, additional contributions to a participant’s account will be discretionary. If a participant terminates employment before ITIC has made contributions for 20 quarters, then a lump sum hypothetical contribution to the terminated participant’s account equal to the number of quarters less than 20 will be made.

Amounts credited to a participant’s account may be deemed either to earn a specified rate of interest or to be invested in a security, index or other investment as determined by the Compensation Committee from time to time. Since the effective date of the plan, the amounts credited to each participant’s account have been deemed to earn interest at an annual rate of return, compounded quarterly, based on the then current yield on the 10-Year U.S. Treasury Note.

Amounts in a participant’s account (reflecting the hypothetical contributions and any deemed returns) are paid at the participant’s termination of employment or death during employment in a lump sum, equal annual installments payable over five, ten, fifteen or twenty years or life annuity payments, as the participant elects.

The amounts credited to the Non-Qualified Supplemental Retirement Benefit Plan accounts of the executive officers named in the Summary Compensation Table reflecting the hypothetical Company contributions for 2005 are included in the “All Other Compensation” figure shown in the Summary Compensation Table above.

Non-Qualified Deferred Compensation Plan
The Company’s Compensation Committee adopted a Non-Qualified Deferred Compensation Plan of the Company’s wholly owned subsidiary, Investors Title Insurance Company, in June 2004. The plan is an unfunded defined contribution plan designed to permit select management or highly compensated employees to set aside additional retirement benefits on a pre-tax basis. Participants in the plan are determined by the Compensation Committee and currently only the executive officers named in the Summary Compensation Table participate. The rights of the participants are those of general, unsecured creditors.

The Deferred Compensation Plan permits, for 2005 and subsequent calendar years, each participant to annually defer any portion of his salary or bonus and have the amount deferred credited to the participant’s account under the plan. The plan also provides that on or before December 31st of each year, beginning in 2004, ITIC will make a hypothetical contribution to a participant’s account under the plan equal to the amount that ITIC would have contributed to the participant’s Simplified Employee Pension Plan if ITIC’s contributions to this plan were not limited under the federal tax laws.

Amounts credited to a participant’s account under the plan may be deemed invested as the participant shall from time to time determine in various investments approved by ITIC. Since the effective date of the plan, the amounts credited to each participant’s account have been deemed to earn interest at an annual rate of return, compounded quarterly, based on the then current yield on the 10-Year U.S. Treasury Note. Amounts in a participant’s account (reflecting compensation deferred, ITIC’s hypothetical contributions and any deemed returns) are paid at the participant’s termination of employment in a lump sum.

The amounts credited to the Deferred Contribution accounts of the executive officers named in the Summary Compensation Table reflecting ITIC’s hypothetical contributions are included in the “All Other Compensation” figure shown in the Summary Compensation Table above.

Stock Option Grants in 2005
There were no options granted to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2005.

Aggregated Option Exercises in 2005 and Year-End Option Values
The following table shows stock options exercised by the executive officers named in the Summary Compensation Table during 2005, including the aggregate value of gains on the date of exercise (the “Value Realized”). In addition, this table shows the number of shares covered by both exercisable and unexercisable stock options outstanding as of December 31, 2005. Also reported are the values for “in-the-money” options that represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

			Number of Securities	Value of Unexercised
	Shares	Value	Underlying Unexercised	In-the-Money Options
	Acquired on	Realized	Options at Year-End (#)	Year-End ($)(1)
Name	Exercise (#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable
J. Allen Fine	42,600	1,049,806	800 / 1,600	10,416 / 20,832
James A. Fine, Jr.	55,000	1,390,880	1,000 / 2,000	13,020 / 26,040
W. Morris Fine	55,000	1,390,880	1,000 / 2,000	13,020 / 26,040

(1)  The closing price of the Common Stock on December 30, 2005, the last day of 2005 on which the Company’s Common Stock traded, was $42.17.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors is responsible for determining, or recommending to the Board of Directors of the Company, salaries, bonuses and other compensation for the Company’s Chief Executive Officer and other executive officers. The Compensation Committee operates under a written charter that can be found in the Corporate Governance area of the Investor Relations section of the Company’s website at www.invtitle.com.

Overview of Compensation Philosophy
The Company strives to provide an overall competitive compensation package that allows it to both attract and retain qualified and experienced corporate officers and key employees while motivating its employees to perform to their fullest extent. To ensure this environment, the Company considers factors such as job performance, experience and contribution to the growth of the Company in determining an employee’s annual compensation. Investors Title Company’s compensation package remains competitive with compensation packages offered by other employers of comparable size engaged in similar lines of business. All annual salaries and cash bonuses are paid by a subsidiary of the Company as the Company functions as a holding company and has no payroll.

Evaluation of Executive Performance
In evaluating the performance and establishing the incentive compensation of the Chief Executive Officer and other executive officers, the Compensation Committee has reviewed and taken into account the efforts of those employees to expand the Company’s agent base, to grow income from non-title sources, and various financial profitability measures including the Company’s profit margin and return on equity.

Total Compensation
The major elements of compensation for each of the Company’s executive officers, including the Chief Executive Officer, consists of an annual base salary and cash bonus, stock options, and contributions under a Simplified Employee Pension Plan, a Non-Qualified Supplemental Retirement Benefit Plan and a Non-Qualified Deferred Compensation Plan. In determining the amount of each such element of the compensation package for these executive officers, the Compensation Committee takes into consideration the value of each executive’s total compensation.

Salaries and Bonuses
The annual salary is paid in recognition of ongoing performance throughout the year. Additionally, the executive officers named in the Summary Compensation Table and other senior executives of the Company may receive stock and/or cash bonuses based upon their job performance throughout the year. Each March, the approved bonus is paid to reward performance in the prior year. The salary, bonus and other compensation of the executive officers named in the Summary Compensation Table are shown in the Summary Compensation Table.

Stock Options
The Compensation Committee periodically considers issuing stock options to its employees in order to link the interests and concerns of the Company’s executives with those of its shareholders. Stock option grants provide an incentive for executives to focus on managing the Company from the perspective of an owner with an equity stake in the Company. In the Committee’s opinion, past stock option grants were successful in focusing senior management on building profitability and shareholder value. The Chief Executive Officer is eligible to participate in the same executive compensation plans, including stock option plans, that are available to the other senior executives.

All stock option grants are made under the Investors Title Company 1997 and 2001 Stock Option and Restricted Stock Plans, which shareholders approved on May 13, 1997 and May 16, 2001, respectively. Stock option grants generally become exercisable in five or ten equal annual installments beginning on the grant date, and no more than 50,000 options may be granted to one individual under each Plan. No new stock option grants were made to the executive officers named in the Summary Compensation Table in 2005.

Non-Qualified Supplemental Retirement Benefit Plan
The Committee approved a Non-Qualified Supplemental Retirement Benefit Plan effective November 17, 2003. The purpose of this plan is to provide additional retirement benefits to a select group of management or highly compensated employees on a non-qualified, tax-deferred basis. Benefits under this plan are paid upon termination of employment. Currently, only executive officers participate in this plan. For a more detailed description of the plan and the benefits to the participants, see “Executive Compensation - Non-Qualified Supplemental Retirement Benefit Plan” above.

Non-Qualified Deferred Compensation Plan
The Committee approved a Non-Qualified Deferred Compensation Plan effective June 1, 2004. The purpose of this Plan is to permit selected members of management and/or highly compensated employees to set aside additional retirement benefits on a pre-tax basis. All benefits under this plan are paid to the participants upon termination of employment. Currently, only executive officers participate in this plan. For a more detailed description of the plan and the benefits to the participants, see “Executive Compensation - Non-Qualified Deferred Compensation Plan” above.

Compensation for the Chairman and Chief Executive Officer
The Committee increased J. Allen Fine’s annual salary from $267,200 to $275,000 effective March 1, 2006, and approved discretionary cash bonuses for Mr. Fine totaling $370,000 for 2005. The annual salary increase of 2.92% remains consistent with the majority of management salary adjustments for this time period. The salary increase and the discretionary cash bonuses awarded for 2005 were given in recognition of his continued leadership efforts which resulted in the achievement of a record level of net income for 2005 as well as the benefit the Company gains from the retention of its founder and Chief Executive Officer. The Company also credited amounts to Mr. Fine’s accounts under the Non-Qualified Supplemental Retirement Benefit Plan and the Non-Qualified Deferred Compensation Plan, in accordance with the terms of each plan. For additional information regarding the elements of the CEO’s compensation, see “Executive Compensation.”

Submitted by the Compensation Committee of the Board of Directors:

Loren B. Harrell, Jr.
James R. Morton
A. Scott Parker III

STOCK PRICE PERFORMANCE GRAPH

This section includes a line graph comparing the cumulative total return on the Company’s Common Stock with the cumulative total return of the NASDAQ Composite Index and a peer group for the five fiscal years ended December 31, 2005. The graph and table assume that $100 was invested on December 31, 2000 in each of the Company’s Common Stock, the NASDAQ Composite Index and the peer group, and that all dividends were reinvested.

Comparison of Five Year Cumulative Total Return for Investors Title Company, NASDAQ Composite Index and Peer Group

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Investors Title Company	100.00	98.82	147.10	200.58	240.42	275.20
Custom Peer Group*	100.00	69.38	92.61	138.83	172.94	214.94
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54

*The Custom Peer Group consists of Fidelity National Financial, Inc., First American Corporation, LandAmerica Financial
Group, Inc., and Stewart Information Services Corporation.

SNL Financial LC	(434) 977-1600
© 2006	www.snl.com

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 11, 2005, Investors Title Insurance Company purchased 10,033 shares of the Company’s Common Stock from J. Allen Fine for $396,304, or $39.50 per share, pursuant to the Common Stock purchase plan authorized by the Board of Directors of ITIC in 2000 (the “Purchase Plan”). J. Allen Fine acquired the shares on January 11, 2005 for $221,135 through the exercise of non-qualified employee stock options. Also on January 11, 2005, ITIC purchased 11,938 shares of Common Stock from each of James A. Fine, Jr. and W. Morris Fine for $471,551, or $39.50 per share, pursuant to the Purchase Plan. Each of James A. Fine, Jr. and W. Morris Fine acquired the shares on January 11, 2005 for $268,540 by exercising non-qualified employee stock options.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Shareholder proposals to be presented at the 2007 Annual Meeting of Shareholders must be received by the Company on or before December 14, 2006 to be considered for inclusion in the Company’s proxy materials relating to that meeting. If a shareholder notifies the Company after February 27, 2007 of an intent to present a proposal at the Company’s 2007 Annual Meeting of Shareholders, the request will be considered untimely and the persons named as the Company’s proxies will have the right to exercise their discretionary voting authority with respect to such proposal without including information regarding the proposal in the proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS:

W. Morris Fine
Secretary

April 13, 2006

EXHIBIT A

INVESTORS TITLE COMPANY
AUDIT COMMITTEE CHARTER

I.  Purpose of Committee. The Committee is appointed by the Board of Directors for the primary purposes of:

A.  Assisting the Board in its oversight of the quality and integrity of the Company's accounting and financial reporting processes and its financial statements, the independent auditor's qualifications, independence and performance, and the qualifications and performance of the Company's internal audit function; and

B.  Preparing the Audit Committee Report to be included in the Company's proxy statement.

II.  Duties and Responsibilities. The Committee's primary responsibility is the oversight of the Company’s accounting and financial reporting processes and the financial statements prepared by Company management. To carry out this responsibility and others delegated to it by the Board, the Committee will:

A.	General.

1.  Develop and maintain an open dialogue with the Board, the Company's independent auditors, the Company's internal auditors, and the financial and general managers of the Company;

2.  Perform any other duties that the Committee deems appropriate, or that are requested by the Board, consistent with this charter, the Company's By-laws, and applicable laws and regulations;

3.  At least annually, review and update this charter, which will be disclosed in the Company's proxy statement at least once every three years as required by the SEC's proxy rules;

4.  Review and, if appropriate, approve all related-party transactions pursuant to Company policy and applicable laws and regulations; and

5.  Periodically report its activities to the Board.

B.	The Company's Financial Statements and Published Information.

1. At least annually, review:

a.  Major issues regarding accounting principles and financial statement presentations, including significant changes in the Company's selection or application of accounting principles, as well as the clarity and completeness of the Company's financial statements;

b.  Analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and

c.  The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

2.  Discuss the annual audited financial statements and quarterly financial statements, including matters outlined in SAS No. 61, Communications with Audit Committees, with Company management and the Company's independent auditors;

3.  Review the periodic reports of the Company with Company management and the Company's independent auditor prior to filing of the reports with the SEC; and

4.  Review the Company's earnings releases, as well as financial information and earnings guidance provided to analysts and ratings agencies, which review may be generally of the type of information to be included or presentation to be made and need not necessarily be advance discussion of each such earnings release or instance of earnings guidance.

The Chair of the Committee may represent the entire Committee for purposes of reviewing quarterly financial statements and reports, earnings releases, and financial information and earnings guidance provided to analysts and ratings agencies to the extent permissible under the listing requirements of the Nasdaq Stock Market and generally accepted auditing standards.

C.	Performance and Independence of the Company's Independent Auditors.

1.  Ensure receipt by the Committee from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, Independence Discussions with Audit Committees, and engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take appropriate action to oversee their independence;

2.  Annually evaluate the independent auditor's qualifications, performance, and independence; and

3.  Periodically meet separately with independent auditors.

D.	Review of Services and Audit by Independent Auditor.

1.  Appoint, retain, compensate, evaluate, and terminate the Company's independent auditors, with sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors (These duties are non-delegable);

2.  At least annually, pre-approve all audit and non-audit services to be provided to the Company by its independent auditors pursuant to the Audit and Non-audit Services Pre-approval Policy;

3.  Review the scope of the annual audit to be performed by the Company's independent auditors;

4.  Review with the independent auditor any audit problems or difficulties encountered in the course of the audit work, and Company management's responses;

5.  Discuss with Company management and the Company's independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were passed (as immaterial or otherwise);

6.  Review the audit report and recommendations submitted by the Company's independent auditors;

7.  Review the report required by Section 10A(k) of the Securities Exchange Act of 1934 from the independent auditor concerning (i) critical accounting policies and practices used in the audit, (ii) alternative treatments of financial information within GAAP that have been discussed with Company management, ramifications of the use of such alternative disclosure and treatments, and the treatment preferred by the independent auditor, and (iii) other material written communications between the independent auditor and Company management.

The Company shall provide funding, as determined by the Committee, for payment of compensation to the independent auditors retained by the Committee.

E.	Review of the Company's Internal Audit Department.

1.  Periodically meet with internal auditors;

2.  Review the annual internal audit plan;

3.  Receive and review summaries and reports from the internal auditor with respect to its review of Company operations and the systems of internal controls; and

4.  Review the activities and structure of the internal audit department.

F.	Controls within the Company.

1.  Annually review significant issues regarding the adequacy of the Company's internal controls and any changes adopted in light of material control deficiencies;

2.  Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding accounting or auditing matters.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of Company management and the Company's independent auditors.

III.
Authority to Retain Experts and Advisors. The Committee has the authority to choose, hire, direct, and, if appropriate, terminate such experts and advisors as it deems necessary in the performance of its duties. The Company shall provide funding, as determined by the Committee, for payment of compensation to any experts or advisers the Committee retains.

IV.
Audit Committee Financial Expert. At least one member of the Committee must have accounting or related financial management expertise as determined by the Board in accordance with applicable listing standards. At least one member of the Committee must be an "audit committee financial expert" as defined by the Securities and Exchange Commission. The person with accounting or related financial management expertise and the "audit committee financial expert" can be one and the same.

V.
Other Charter Provisions. Information regarding Committee member qualifications, Committee member appointment and removal, committee structure and operations, and Committee reporting to the Board are set forth in the Investors Title Company Board of Directors Standard Committee Charter Provisions.

Investors Title Company
121 North Columbia Street, Chapel Hill, North Carolina 27514

PROXY
PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on May 17, 2006.

The undersigned hereby appoints J. Allen Fine and W. Morris Fine, and each of them, each with power of substitution, as lawful proxies, to vote all shares of common stock of Investors Title Company that the undersigned would be entitled to vote if personally present at the Annual Shareholders’ Meeting of Investors Title Company to be held at The Siena Hotel located at 1505 East Franklin Street, Chapel Hill, North Carolina on Wednesday, May 17, 2006 at 11:00 a.m. EDT, and at any adjournment thereof, upon such business as may properly come before the meeting. Please sign and date on reverse side and return in the enclosed postage-paid envelope.

SHAREHOLDER __________________________ NUMBER OF SHARES ____________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW.

Mark “X” for only one box. Shares will be voted in the manner directed. If no direction is indicated, shares will be voted “FOR” the following director nominees:

1 - JAMES A. FINE, JR.     2 - H. JOE KING, JR.    3 - JAMES R. MORTON

(  ) FOR all nominees  (  ) WITHHOLD authority for all nominees
(  ) Withhold authority to vote for any individual nominee.
To withhold authority to vote for any nominee, write number(s) of nominee(s) below.

In their discretion, the proxies are authorized to vote in their best judgment with respect to any other business that may properly come before the meeting.

Dated ________________, 2006
(Signature) ____________________________________________
(Signature if held jointly) _________________________________

Note:
Please sign above exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer, giving title as such. If a partnership, please sign in partnership name by authorized person.